UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2017

ISRAMCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12500	13-3145265
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 West Loop South Suite 750 Houston Texas 77027
 (Address of principal executive offices, including Zip Code)

713-621-3882
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2017, the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Isramco, Inc. (the “Company” or “Isramco”) nominated Edy Francis, age 40, to serve as both Chief Financial Officer, a position Mr. Francis has held since 2007, and Co-Chief Executive Officer with Haim Tsuff, age 59, the Company’s Chairman of the Board, President, and Chief Executive Officer.  On November 3, 2017, the Board of Directors of the Company unanimously approved Edy Francis and Haim Tsuff to serve as Co-Chief Executive Officers of the Company.

Accordingly, on November 3, 2017, the Company entered into an employment agreement (the “Employment Agreement”) with Edy Francis, the Company’s Co-Chief Executive Officer and Chief Financial Officer. The Employment Agreement replaces the former employment agreement between the Company and Mr. Francis that expired on May 31, 2017. The Employment Agreement provides for a term of three (3) years and the following compensation and benefits: (i) an annual base salary of no less than $110,000 per year, subject to periodic review and adjustment by the Compensation Committee of the Board; (ii) eligibility for an additional bonus and to participate in any profit sharing, option or other similar plan to the extent and on the same basis as may be awarded other officers of the Company; and (iii) reimbursement of certain reasonable business expenses, together with automobile, cell phone, housing, and travel allowances. The Company may terminate the term of employment of Mr. Francis under the Employment Agreement for any reason, or for Cause, Permanent Disability (each as defined in the Employment Agreement) or death, upon 120 days prior written notice to Mr. Francis (the “Required Notice Period”). Mr. Francis may terminate his term of employment only for Good Reason (as defined in the Employment Agreement) upon 120 days prior written notice to the Company. If the Company terminates the term of employment of Mr. Francis for Cause, Permanent Disability or death, Mr. Francis is entitled to receive his base salary on a pro rata basis and all unreimbursed expenses through the effective time of the termination. If the Company terminates the term of employment of Mr. Francis without Cause, or due to Permanent Disability or death, or Mr. Francis terminates his term of employment for Good Reason, Mr. Francis is entitled to receive a lump severance payment (the “Severance Payment”), in addition to his base salary on a pro rata basis and all unreimbursed expenses through the effective time of the termination. Further, in the event that the Company terminates Mr. Francis prior to the Required Notice Period, Mr. Francis is entitled to receive his base salary on a pro rata basis plus the value of all other benefits that he would have received during the Required Notice Period, less the actual notice given by the Company. If the Company determines not to renew Mr. Francis’s term of employment after November 2, 2020, on at least the same terms as set forth in the Employment Agreement, Mr. Francis is also entitled to receive the aforementioned Severance Payment. The Employment Agreement also includes certain customary representations, warranties, and covenants, including non-disclosure covenants.

Edy Francis was appointed Chief Financial Officer in August 2007. From December 2003 through August 2007, Mr. Francis was affiliated with the Tel Aviv based office of Brightman Almagor & Co., Certified Public Accountants and a member firm of Deloitte Touche Tohmatsu where his areas of practice included auditing publicly traded companies, auditing internal controls, and preparing tax assessments.

As previously disclosed on a Form 8-K filed on September 17, 2014, Isramco, Inc. and Goodrich Global Ltd. (“Goodrich”), a company owned and controlled by Mr. Haim Tsuff, the Company's Chairman of the Board of Directors and Co-Chief Executive Officer, entered into a Consulting Agreement (the “Consulting Agreement”). Under the Consulting Agreement, the Company will pay to Goodrich $360,000 per annum in installments of $30,000 per month, in addition to reimbursing Goodrich for all reasonable business expenses, including automobile expenses, incurred by Mr. Tsuff in connection with services rendered on behalf of the Company, in exchange for management services performed by Mr. Tsuff as the Company’s Chairman of the Board, President and Co-Chief Executive Officer.  The Consulting Agreement had an initial term from June 1, 2014 through May 31, 2017, but automatically extended for an additional three year period. Accordingly, the term of the Consulting Agreement expires on May 31, 2020.

Haim Tsuff has been a director of the Company since January 1996 and the Chairman of the Board of Directors and Chief Executive Officer since May 1996. Mr. Tsuff was also appointed President in 2012. Mr. Tsuff is the sole director and owner of United Kingsway Ltd. and Chairman of YHK General Manager Ltd. (which entity effectively controls Equital Ltd., Jerusalem Oil Exploration Ltd., Naphtha Israel Petroleum Corporation, Ltd., and Naphtha Holding Ltd., which are significant shareholders of the Company) and may be deemed to control the Company. Mr. Tsuff brings to our Board significant experience in international business, including the energy industry and finance.

The preceding descriptions are a summary of certain material terms of the Consulting Agreement and the Employment Agreement, do not purport to be complete, and are qualified in their entirety by reference to the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 17, 2014, and by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K, and each is incorporated herein by reference.

Item 8.01.    Other Events

As previously disclosed in the Company’s periodic reports, on or about September 21, 2011, Dennis Holifield, the former Vice President and General of the Company, resigned. Mr. Holifield had been hired in March 2011. On or about October 12, 2011, Mr. Holifield submitted a “Summary Report” to the SEC (the “Summary Report”), in which made numerous factual allegations regarding Haim Tsuff, the Company’s Chief Executive Officer, Chairman, and President; Edy Francis, the Company’s Chief Financial Officer; Amir Sanker, the Company’s Asset Manager; and other Company personnel. In the Summary Report, Mr. Holifield characterized the alleged conduct as illegal or criminal. On November 3, 2011, the Company’s Board of Directors constituted a committee of independent directors consisting of Max Pridgeon and Asaf Yarkoni, referred to as the Special Investigative Committee of the Board of Directors (“SIC”) which was directed to investigate all of the Holifield allegations and report back to the full board and make any recommendations, if any, for corrective action. On January 7, 2013, SIC made their final report to the Board of Directors of the conclusions and results of the fourteen-month investigation into the allegations made by Mr. Holifield. The SIC determined that Mr. Holifield’s allegations were not supported by any available documentary evidence or by any statements made by former or current Isramco, Inc. directors, management, or employees interviewed by the SIC or its counsel. The SIC also determined that the Company had not engaged in wrongdoing of any sort including any unlawful or unethical business practices, any lapses in financial controls, or any governance issues that require redress or reform.

On September 10, 2013, the Company filed suit against Mr. Holifield in Cause No. 201352927 of the 270th Judicial District Court of Harris County, Texas, to collect damages estimated in the amount of $1,000,000.00 owing to the Company by virtue of Mr. Holifield’s actions, which are alleged in the suit to include, but are not limited to, negligence, negligence per se, gross negligence, and breach of fiduciary duty owed to the Company. In response, in December 2013, Mr. Holifield filed a pro se answer which included counterclaims and a summary judgment motion. In his counterclaims. Mr. Holifield seeks to recover from the Company the following damages, inter alia: (i) over $2,000,000 for loss of income and failure to secure gainful employment arising from his constructive discharge or termination by the Company; (ii) over $2,000,000 for loss of earnings due to his alleged inability to obtain gainful employment by virtue of the damage caused to his professional reputation by alleged willful and deliberate acts of Haim Tsuff, Edy Francis, and Amir Sanker, (iii) over $2,000,000 due to the intentional infliction of emotional distress to Mr. Holifield; (iv) an amount estimated at $5,000,000 arising from Mr. Holifield’s claim that the Company violated the Racketeer Influenced Corrupt Organizations Act, by engaging in racketeering and conspiracy; (v) over $5,000,000 arising from the Company’s alleged fraudulent misrepresentation regarding the Company’s purpose in hiring Mr. Holifield and (vi) other relief.

Pursuant to a settlement between the Company and Mr. Holifield, the parties agreed to release and dismiss all claims against the other in the above litigation, and to file a Joint Notice of Nonsuit with Prejudice with the Court (the “Joint Notice”). On October 30, 2017, in response to the Joint Notice, the Court entered an order dismissing all claims between the parties with prejudice. Accordingly, the lawsuit between Isramco and its former general counsel, Dennis Holifield, has settled. After Mr. Holifield reviewed the evidence, he came to the conclusion that there is no basis for his accusations against Isramco, its directors, its officers, and its employees.  Mr. Holifield regrets any harm caused to Isramco, Haim Tsuff, Edy Francis, and Amir Sanker.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1 10.2	Employment Agreement dated November 3, 2017 by and between the Company and Edy Francis. Consulting Agreement dated May 31, 2014 by and between the Company and Goodrich.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAMCO, INC.

DATED: November 9, 2017	By:	/s/Anthony James
Anthony James
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement dated November 3, 2017 by and between the Company and Edy Francis.
10.2	Consulting Agreement dated May 31, 2014 by and between the Company and Goodrich.*

*Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 17, 2014.